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CONSENT OF KENNAN E. KAEDER, ESQ.


                             KENNAN E. KAEDER, ESQ.
                                 ATTORNEY AT LAW
                                110 WEST C STREET
                                   SUITE 1904
                           SAN DIEGO, CALIFORNIA 92101
                                -----------------

Kennan E. Kaeder                                     TELEPHONE (619) 232-6545
Licensed in                                          TELECOPIER (619) 236-8182
California                                       E-MAIL KENNAN@KKLAWOFFICE.COM


November 8, 2000

Board of Directors
SUPERLOTTO.WS, INC.
3665 Ruffin Road, Suite 225
San Diego, Ca 92123

         Re: SUPERLOTTO.WS, INC.
             Registration Statement on Form SB-2

Gentlemen:

     I have been retained by SUPERLOTTO.WS, INC.(the "Company") in connection with the Registration Statement (the "Registration Statement") on Form SB-2, to be filed by the Company with the Securities and Exchange Commission relating to the offering of securities of the Company. You have requested that I render my opinion as to whether or not the securities proposed to be issued on terms set forth in the Registration Statement will be validly issued, fully paid, and nonassessable.

         In connection with the request, we have examined the following:

      1.   Articles of Incorporation of the Company;

      2.   Bylaws of the Company;

      3.   The Registration Statement; and

      4.   Unanimous consent resolutions of the Company's Board of Directors.

     We have examined such other corporate records and documents and have made such other examinations as we have deemed relevant. Based on the above examination, I am of the opinion that the securities of the Company to be issued pursuant to the Registration Statement are validly authorized and, when issued in accordance with the terms set forth in the Registration Statement, will be validly issued, and fully paid, and non-assessable under the corporate laws of the State of California.

     We consent to our name being used in the Registration Statement as having rendered the foregoing opinion and as having represented the Company in connection with the Registration Statement.

Sincerely,

Kennan E. Kaeder
KEK/jr.